UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 8, 2013

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

Crosstex Energy, Inc. (the “Registrant”) owns combined general and limited partner interests of approximately 19 percent and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).

On March 8, 2013, the Partnership and Crosstex Energy Finance Corporation issued a press release announcing the commencement of their offer to exchange up to an aggregate of $250,000,000 principal amount of their outstanding senior notes due 2022 for a like principal amount of their registered senior notes due 2022. The terms of the exchange offer are described in the Partnership’s prospectus as filed with the Securities and Exchange Commission on March 8, 2013.

A copy of the press release announcing the exchange offer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated March 8, 2013 (incorporated by reference to Exhibit 99.1 to Crosstex Energy, L.P.’s Current Report on Form 8-K dated March 8, 2013, filed with the Commission on March 8, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: March 8, 2013	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated March 8, 2013 (incorporated by reference to Exhibit 99.1 to Crosstex Energy, L.P.’s Current Report on Form 8-K dated March 8, 2013, filed with the Commission on March 8, 2013).